UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2017

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Newport Center Drive, 12th Floor Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (949) 480-8300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2017, AIP Operation LLC, a Delaware limited liability company (“AIP”), and an indirect subsidiary of Acacia Research Corporation, a Delaware corporation (“Acacia”), adopted a Profits Interest Plan (the “Plan”) that provides for the grant of equity interests in AIP to executive officers of Acacia as compensation for services rendered for or on behalf of AIP. Each profits interest unit granted pursuant to the Plan is intended to qualify as a “profits interest” for U.S. federal income tax purposes and will only have value to the extent the equity value of AIP increases beyond the value at issuance. The equity interests are represented by units (the “Units”) reserved for the issuance of awards under the Plan. The Units entitle the holders to share in or be allocated certain AIP profits and losses and to receive or share in AIP distributions pursuant to the AIP Limited Liability Company Operating Agreement entered into as of February 16, 2017 (the “LLC Agreement”). In connection with the adoption of the Plan, a form of Profits Interest Agreement was approved pursuant to which Units may be granted from time to time. Units vest upon AIP’s achievement of certain performance milestones, subject to the continued service of the recipient, and are subject to the terms and conditions of the Plan, the Profits Interest Agreement and the LLC Agreement.

Acacia owns substantially all of the equity in AIP and at all times will control AIP. Although AIP currently holds no material assets, Acacia from time to time may contribute to AIP certain assets or securities related to portfolio companies in which Acacia holds an interest. It is intended that Unit grants will provide strong incentives for recipients to support and drive success of the portfolio companies which in turn would represent a significant value creation opportunity for Acacia shareholders. Units will be awarded as one-time, discretionary grants to recipients. Recipients only can realize value from the Units if Acacia also realizes value from its investment in the portfolio entity after the award is made. The Units will constitute non-voting profits interests only. If a Unit holder leaves Acacia, he or she only will be eligible to realize value from the vested portion of the grant. Acacia believes that the Plan provides a highly-focused compensation tool directly aligned with the goal of creating Acacia shareholder value.

The foregoing descriptions of the Plan and the form of Profits Interest Agreement are qualified entirely by reference to the full text of the Profits Interest Agreement, a copy of which will be filed as an exhibit to Acacia’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    February 22, 2017                ACACIA RESEARCH CORPORATION

By:    /s/ Edward Treska
Senior Vice President, General Counsel and Secretary